Exhibit 99.1

Contact:	Joel S. Marcus
Chairman/Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

ALEXANDRIA REAL ESTATE EQUITIES, INC.
REPORTS
SECOND QUARTER 2007 RESULTS

Highlights

Second Quarter 2007:

•                  Alexandria Celebrates its 40th Reporting Quarter as a NYSE Listed Company

•                  Total Return Performance of 660% from May 28, 1997 to June 30, 2007, Assuming Reinvestment of All Dividends

•                  Second Quarter 2007 Funds from Operations (FFO) Per Share (Diluted) of $1.42, up 13%, Compared to Second Quarter 2006 FFO Per Share (Diluted) of $1.26

•                  Second Quarter 2007 Total Revenues up 37%, FFO Available to Common Stockholders up 42%

•                  Second Quarter 2007 Earnings Per Share (Diluted) of $0.73, up 28%, Compared to Second Quarter 2006 Earnings Per Share (Diluted) of $0.57

•                  Executed 38 Leases for 335,000 Square Feet

•                  Second Quarter 2007 GAAP Rental Rate Increase of 5.5% on Renewed/Released Space

•                  Second Quarter 2007 GAAP Same Property Revenues Less Operating Expenses up 4.2%

•                  Acquired Two Properties Aggregating 104,000 Square Feet

•                  Acquired One Land Parcel Aggregating 50,000 Developable Square Feet

•                  Completed Redevelopment of Multiple Spaces at Six Properties Aggregating 109,530 Square Feet

•                  Increased Credit Facility to $1.9 Billion Plus a $500 Million Accordion

PASADENA, CA. – August 2, 2007 – Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced operating and financial results for the second quarter ended June 30, 2007.

For the second quarter of 2007, we reported total revenues of $95,902,000 and FFO available to common stockholders of $41,607,000, or $1.42 per share (diluted), compared to total revenues of $70,187,000 and FFO available to common stockholders of $29,227,000, or $1.26 per share (diluted), for the second quarter of 2006. Comparing the second quarter of 2007 to the second quarter of 2006, total revenues increased 37%, FFO available to common stockholders increased 42% and FFO per share (diluted) increased 13%. For the six months ended June 30, 2007, we reported total revenues of $193,541,000 and FFO available to common stockholders of $79,153,000, or $2.70 per share (diluted), net of a preferred stock redemption charge, compared to total revenues of $138,470,000 and FFO available to common stockholders of $57,381,000, or $2.49 per share (diluted) for the six months ended June 30, 2006. Comparing the six months ended June 30, 2007 to the six months ended June 30, 2006, total revenues increased 40%, FFO available to common stockholders increased 38% and FFO per share (diluted) increased 8%, net of a preferred stock redemption charge. In the first quarter of 2007, we recognized a preferred stock redemption charge of approximately $2,799,000, or $0.10 per share (diluted), related to the redemption of our Series B Preferred Stock. Excluding the preferred stock redemption charge, FFO available to common stockholders for the six months ended June 30, 2007 increased by 43% and FFO per share (diluted) increased by 12% as compared to the six months ended June 30, 2006.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS SECOND QUARTER 2007 RESULTS

FFO is a non-GAAP measure widely used by publicly-traded real estate investment trusts. A reconciliation of GAAP net income available to common stockholders to FFO available to common stockholders, on both an aggregate and per share diluted basis, is included in the financial information accompanying this press release. The primary reconciling item between GAAP net income available to common stockholders and FFO available to common stockholders is depreciation and amortization expense. Depreciation and amortization expense for the three months ended June 30, 2007 and 2006 was $22,654,000 and $16,169,000, respectively. Depreciation and amortization expense for the six months ended June 30, 2007 and 2006 was $46,172,000 and $31,612,000, respectively. Net income available to common stockholders for the second quarter of 2007 was $21,334,000, or $0.73 per share (diluted), compared to net income available to common stockholders of $13,139,000, or $0.57 per share (diluted), for the second quarter of 2006. Net income available to common stockholders for the six months ended June 30, 2007 was $36,442,000, or $1.24 per share (diluted), compared to net income available to common stockholders of $25,872,000, or $1.12 per share (diluted), for the six months ended June 30, 2006. In the first quarter of 2007, we recognized a preferred stock redemption charge of approximately $2,799,000, or $0.10 per share (diluted), related to the redemption of our Series B Preferred Stock. Excluding the preferred stock redemption charge, net income available to common stockholders for the six months ended June 30, 2007 increased by 52% and net income per share (diluted) increased by 19% as compared to the six months ended June 30, 2006.

For the second quarter of 2007, we executed a total of 38 leases for approximately 335,000 square feet of space at 28 different properties (excluding month-to-month leases). Of this total, approximately 151,000 square feet related to new or renewal leases of previously leased space and approximately 184,000 square feet related to redeveloped, developed or previously vacant space. Of the 184,000 square feet, approximately 127,000 square feet were delivered from our redevelopment or development programs, with the remaining approximately 57,000 square feet related to previously vacant space. Rental rates for these new or renewal leases were on average approximately 5.5% higher (on a GAAP basis) than rental rates for expiring leases.

For the six months ended June 30, 2007, we executed a total of 79 leases for approximately 796,000 square feet of space at 43 different properties (excluding month-to-month leases). Of this total, approximately 496,000 square feet were for new or renewal leases related to previously leased space and approximately 300,000 square feet were for redeveloped, developed or previously vacant space. Of the 300,000 square feet, approximately 188,000 square feet were delivered from our redevelopment or development programs, with the remaining approximately 112,000 square feet for previously vacant space. Rental rates for new or renewal leases were on average approximately 8.4% higher (on a GAAP basis) than rental rates for expiring leases.

During the second quarter of 2007, we acquired two properties with approximately 104,000 rentable square feet. We paid approximately $12.9 million cash for the properties. Also, during the second quarter of 2007, we acquired one land parcel with approximately 50,000 developable square feet. We paid approximately $4.5 million cash for the land parcel.

As of June 30, 2007, approximately 89% of our leases (on a square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes and insurance, common area and other operating expenses, including increases thereto. In addition, as of June 30, 2007, approximately 4% of our leases (on a square footage basis) required the tenants to pay a majority of operating expenses. Additionally, as of June 30, 2007, approximately 91% of our leases (on a square footage basis) provided for the recapture of certain capital expenditures and approximately 93% of our leases (on a square footage basis) contained effective annual rent escalations that were either fixed or indexed based on the consumer price index or another index.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS SECOND QUARTER 2007 RESULTS

Based on our current view of existing market conditions and certain current assumptions, we have updated our prior guidance for FFO per share (diluted) and earnings per share (diluted) as follows:

2007
FFO per share (diluted) (1)	$5.61
Earnings per share (diluted) (2)	$2.27

(1)          Includes preferred stock redemption charge of $0.10 per share diluted recognized in first quarter 2007 and excludes gain on sales of real estate recognized in first and second quarter 2007.

(2)          Includes preferred stock redemption charge of $0.10 per share diluted recognized in first quarter 2007 and gain on sales of real estate recognized in first and second quarter 2007.

Alexandria Real Estate Equities, Inc., Landlord and Developer of Choice to the Life Science Industry®, is a publicly-traded real estate investment trust focused principally on the ownership, operation, management, selective redevelopment, development and acquisition of life science properties. Our properties are designed and improved for lease primarily to institutional (universities and independent not-for-profit institutions), pharmaceutical, biotechnology, medical device, life science product, service, biodefense and translational medicine entities, as well as governmental agencies. We are the largest and leading provider of real estate to the broad and diverse life science industry with an asset base, as of June 30, 2007, that will enable us to grow to approximately 18.8 million square feet consisting of 155 properties approximating 10.8 million square feet, properties undergoing ground-up development approximating 1.2 million square feet, plus an imbedded pipeline for ground-up development approximating 6.8 million square feet.

This press release contains forward-looking statements, including earnings guidance, within the meaning of the federal securities laws. Actual results may differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in our Annual Report on Form 10-K and our other periodic reports filed with the Securities and Exchange Commission.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Income statement data
Total revenues	$95,902	$70,187	$193,541	$138,470

Expenses
Rental operations	22,838	14,229	46,967	29,570
General and administrative	7,921	6,269	16,003	12,720
Interest	19,870	16,317	40,426	31,182
Depreciation and amortization	22,654	16,091	46,120	31,288
	73,283	52,906	149,516	104,760

Minority interest	902	370	1,809	740
Income from continuing operations	21,717	16,911	42,216	32,970

Income from discontinued operations, net	2,331	251	3,616	947

Net income	24,048	17,162	45,832	33,917

Dividends on preferred stock	2,714	4,023	6,591	8,045
Preferred stock redemption charge	-	-	2,799	-
Net income available to common stockholders	$21,334	$13,139	$36,442	$25,872

Weighted average shares of common stock outstanding
Basic	29,045,354	22,856,380	28,972,732	22,590,811
Diluted	29,362,514	23,250,681	29,337,440	23,010,992

Earnings per share – basic
Continuing operations (net of preferred stock dividends and preferred stock redemption charge)	$0.65	$0.56	$1.14	$1.11
Discontinued operations, net	0.08	0.01	0.12	0.04
Earnings per share – basic	$0.73	$0.57	$1.26	$1.15

Earnings per share – diluted
Continuing operations (net of preferred stock dividends and preferred stock redemption charge)	$0.65	$0.56	$1.12	$1.08
Discontinued operations, net	0.08	0.01	0.12	0.04
Earnings per share – diluted	$0.73	$0.57	$1.24	$1.12

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial Information

(Unaudited)

Funds from Operations

Generally accepted accounting principles (“GAAP”) basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) established the measurement tool of Funds From Operations (“FFO”). Since its introduction, FFO has become a widely used non-GAAP financial measure by REITs. We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the “White Paper”) and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. While FFO is a relevant and widely used measure of operating performance for REITs, it should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

The following table presents a reconciliation of net income available to common stockholders, the most directly comparable GAAP financial measure to FFO, to funds from operations available to common stockholders for the three and six months ended June 30, 2007 and 2006 (in thousands, except per share data):

	Three Months Ended June 30, 2007	Three Months Ended June 30, 2006	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006
Reconciliation of net income available to common stockholders to funds from operations available to common stockholders
Net income available to common stockholders (1)	$21,334	$13,139	$36,442	$25,872
Add: Depreciation and amortization (2)	22,654	16,169	46,172	31,612
Add: Minority interest	902	370	1,809	740
Subtract: Gain on sales of property (3)	(2,340)	(59)	(3,461)	(59)
Subtract: FFO allocable to minority interest	(943)	(392)	(1,809)	(784)
Funds from operations available to common stockholders (1)	$41,607	$29,227	$79,153	$57,381

FFO per share
Basic	$1.43	$1.28	$2.73	$2.54
Diluted	$1.42	$1.26	$2.70	$2.49

Reconciliation of earnings per share (diluted) to FFO per share (diluted)
Earnings per share (diluted)	$0.73	$0.57	$1.24	$1.12
Depreciation and amortization (2)	0.77	0.69	1.58	1.37
Minority interest	0.03	0.02	0.06	0.03
Gain on sales of property (3)	(0.08)	-	(0.12)	-
FFO allocable to minority interest	(0.03)	(0.02)	(0.06)	(0.03)
FFO per share (diluted)	$1.42	$1.26	$2.70	$2.49

(1)

During the first quarter of 2007, we redeemed our 9.10% Series B cumulative redeemable preferred stock. Accordingly, in compliance with EITF Topic D-42, we recorded a charge of $2,799,000, or $0.10 per share (diluted), in the first quarter of 2007 for costs related to the redemption of our Series B Preferred Stock.

(2)	Includes depreciation and amortization on assets “held for sale” reflected as discontinued operations (for the periods prior to when such assets were designated as “held for sale”).
(3)

Gain on sales of property relates to the disposition of one property during the second quarter of 2007, one property during the first quarter of 2007, and three properties during the second quarter of 2006. Gain on sales of property is included in the income statement in income from discontinued operations, net.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Supplemental Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

Quarterly Supplemental Financial Information

	For the Three Months Ended
	6/30/2007		3/31/2007	12/31/2006	9/30/2006	6/30/2006
Operational data
Breakdown of revenues from continuing operations (a)
Rental income	$73,369		$73,280	$70,435	$63,996	$54,485
Tenant recoveries	19,123		20,609	19,062	17,484	13,222
Other income	3,410		3,750	3,943	3,431	2,480
Total	$95,902		$97,639	$93,440	$84,911	$70,187

Funds from operations per share-diluted (b)	$1.42		$1.28 (c)	$1.34	$1.32	$1.26
Dividends per share on common stock	$0.76		$0.74	$0.74	$0.72	$0.70
Dividend payout ratio (common stock) (d)	53.8%		58.1%	55.6%	59.6%	63.7%
Straight-line rent	$2,720	(e)	$5,082	$5,671	$4,515	$3,674
Capitalized interest	$13,548		$10,844	$9,010	$9,726	$8,825

	As of
	6/30/2007		3/31/2007	12/31/2006	9/30/2006	6/30/2006
Other data
Number of shares of common stock outstanding at end of period	29,180,700		29,129,238	29,012,135	28,957,698	26,387,076
Number of properties (f)
Acquired/added/completed during period	2		-	8	10	4
Sold/reconstructed during period/transferred to development	(4	)(g)	(1)	-	-	(3)
Owned at end of period	155		157	158	150	140
Rentable square feet (f)
Acquired/added/completed during period	104,312		-	573,027	1,343,365	316,448
Sold/reconstructed during period/transferred to development	(375,112)		(75,500)	-	-	(268,099)
Owned at end of period	10,817,539		11,088,339	11,163,839	10,590,812	9,247,447

Debt to total market capitalization (h)
Total debt	$2,274,269		$2,176,594	$2,024,866	$1,721,348	$1,305,103
Preferred stock market capitalization	132,593		140,579	193,360	194,142	193,866
Common stock market capitalization	2,825,275		2,923,702	2,912,818	2,716,232	2,340,006
Total market capitalization	$5,232,137		$5,240,875	$5,131,044	$4,631,722	$3,838,975
Debt to total market capitalization	43.5%		41.5%	39.5%	37.2%	34.0%

(a)	The historical results above exclude the results of assets “held for sale” which have been reflected as discontinued operations.
(b)	See page 5 for a reconciliation of earnings per share (diluted) to FFO per share (diluted).
(c)

During the first quarter of 2007, we redeemed our 9.10% Series B cumulative redeemable preferred stock. Accordingly, in compliance with EITF Topic D-42, we recorded a charge of $2,799,000, or $0.10 per share (diluted), in the first quarter of 2007 for costs related to the redemption of our Series B Preferred Stock.

(d)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (common stock shares outstanding on the respective record date multiplied by the related dividend per share) to funds from operations for the respective quarter.

(e)

Includes a rental payment of approximately $1.4 million from one tenant, the U.S. Government, in the second quarter of 2007. Pursuant to Statement of Financial Accounting Standards No. 13, “Accounting for Leases” rental payments due under this lease are recognized on a straight-line basis over the lease term.

(f)	Includes assets “held for sale” during the applicable periods such assets were “held for sale”.
(g)	Represents one asset sold in the second quarter of 2007 and the transfer of three properties from operating assets to imbedded future development opportunities undergoing pre-construction activities.
(h)

Debt to total market capitalization is the ratio of total debt (secured notes payable, unsecured line of credit and unsecured term loan and unsecured convertible notes) to total market capitalization. Total market capitalization is equal to outstanding shares of preferred stock and common stock multiplied by the related closing price at the end of each period presented, plus total debt.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2007	2006
	(Unaudited)

Assets
Rental properties, net	$2,802,568	$2,924,881
Properties undergoing development and land held for development	705,041	397,701
Cash and cash equivalents	7,017	2,948
Tenant security deposits and other restricted cash	48,332	34,360
Tenant receivables	6,360	6,330
Deferred rent	73,493	68,412
Investments	77,698	74,824
Other assets	126,377	108,021
Total assets	$3,846,886	$3,617,477

Liabilities and Stockholders’ Equity
Secured notes payable	$1,036,269	$1,174,866
Unsecured line of credit and unsecured term loan	778,000	850,000
Unsecured convertible notes	460,000	-
Accounts payable, accrued expenses and tenant security deposits	176,993	158,119
Dividends payable	25,005	25,363
Total liabilities	2,476,267	2,208,348

Minority interest	58,429	57,477

Stockholders’ equity:
Series B preferred stock	-	57,500
Series C preferred stock	129,638	129,638
Common stock	292	290
Additional paid-in capital	1,146,101	1,139,629
Accumulated other comprehensive income	36,159	24,595
Total stockholders’ equity	1,312,190	1,351,652
Total liabilities and stockholders’ equity	$3,846,886	$3,617,477

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Debt
June 30, 2007
(Dollars in thousands)
(Unaudited)

Principal Maturities / Rates

	Secured Debt			Unsecured Debt
Year	Amount	Weighted Average Interest Rate		Amount	Weighted Average Interest Rate
2007	$25,494	6.15%	(1)	$-	-
2008	196,100	6.13%	(2)	-	-
2009	45,986	6.27%	(2)	-	-
2010	93,259	6.24%	(2)	28,000	6.47%	(3)
2011	108,191	6.10%	(2)	750,000	5.95%	(3)
Thereafter	567,239	6.00%	(2)	460,000	3.70%	(4)
Total	$1,036,269			$1,238,000

Secured and Unsecured Debt Analysis

	Balance	Percentage of Balance	Weighted Average Interest Rate		Weighted Average Maturity
Secured Debt	$1,036,269	45.6%	6.15%		5.3 Years
Unsecured Debt	1,238,000	54.4%	5.12%	(5)	4.4 Years
Total Debt	$2,274,269	100.0%	5.59%		4.8 Years

Fixed and Floating Rate Debt Analysis

	Balance	Percentage of Balance	Weighted Average Interest Rate		Weighted Average Maturity
Fixed Rate Debt	$1,353,113	59.5%	5.27%		5.4 Years
Floating Rate Debt - Hedged	628,500	27.6%	5.83%	(5)	4.3 Years
Floating Rate Debt - Unhedged	292,656	12.9%	6.54%		3.4 Years
Total Debt	$2,274,269	100.0%	5.59%		4.8 Years

(1)	The weighted average interest rate is calculated based on outstanding debt as of June 30, 2007.
(2)	The weighted average interest rate is calculated based on outstanding debt as of December 31st of the year immediately preceding the year presented.
(3)

The weighted average interest rates related to our unsecured line of credit and unsecured term loan are calculated based on borrowings outstanding as of June 30, 2007. The unsecured line of credit matures in October 2010 and may be extended at our sole option for an additional one year period. The unsecured term loan matures in October 2011 and may be extended at our sole option for an additional one year period. The weighted average interest rate includes the impact of our interest rate swap agreements.

(4)

On or after January 15, 2012, we have the right to redeem our unsecured convertible notes, in whole or in part, at any time from time to time, for cash equal to 100% of the principal amounts of the notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. Holders of the notes may require us to repurchase their notes, in whole or in part, on January 15, 2012, 2017 and 2022 for cash equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the repurchase date. Additional information regarding our unsecured convertible notes is contained in our Form 10-K filed with the Securities and Exchange Commission.

(5)	The weighted average interest rates include the impact of our interest rate swap agreements. See page 9 for further details of our interest rate swap agreements.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Interest Rate Swap Agreements

June 30, 2007

(Dollars in thousands)

(Unaudited)

Transaction Dates	Effective Dates	Notional Amounts	Effective at June 30, 2007	Interest Pay Rates (1)	Termination Dates

December 2003	December 29, 2006	$50,000	$50,000	5.090%	October 31, 2008

April 2004	April 30, 2007	50,000	50,000	4.850%	April 30, 2008

December 2004	December 31, 2004	50,000	50,000	3.590%	January 2, 2008

December 2004	January 3, 2006	50,000	50,000	3.927%	July 1, 2008

May 2005	November 30, 2006	25,000	25,000	4.330%	November 30, 2007

May 2005	June 29, 2007	50,000	50,000	4.400%	June 30, 2008

May 2005	November 30, 2007	25,000	-	4.460%	November 28, 2008

May 2005	June 30, 2008	50,000	-	4.509%	June 30, 2009

May 2005	November 28, 2008	25,000	-	4.615%	November 30, 2009

December 2005	December 29, 2006	50,000	50,000	4.730%	November 30, 2009

December 2005	December 29, 2006	50,000	50,000	4.740%	November 30, 2009

December 2005	January 2, 2008	50,000	-	4.768%	December 31, 2010

June 2006	June 30, 2006	125,000	125,000	5.299%	September 30, 2009

June 2006	October 31, 2008	50,000	-	5.340%	December 31, 2010

June 2006	October 31, 2008	50,000	-	5.347%	December 31, 2010

June 2006	June 30, 2008	50,000	-	5.325%	June 30, 2010

June 2006	June 30, 2008	50,000	-	5.325%	June 30, 2010

December 2006	December 29, 2006	50,000	50,000	4.990%	March 31, 2014

December 2006	June 29, 2007	50,000	50,000	4.920%	October 31, 2008

December 2006	November 30, 2009	75,000	-	5.015%	March 31, 2014

December 2006	November 30, 2009	75,000	-	5.023%	March 31, 2014

December 2006	December 31, 2010	100,000	-	5.015%	October 31, 2012

December 2006	January 2, 2007	28,500	28,500	5.003%	January 3, 2011

Total			$628,500

(1)

The interest pay rates represent the interest rate we will pay for one month LIBOR under the respective interest rate swap agreement. These rates do not include any spread in addition to one month LIBOR that is due monthly as interest expense.

.ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Same Property Comparisons

(Dollars in thousands)

(Unaudited)

	GAAP Basis (1)			Cash Basis (1)
	Quarter Ended			Quarter Ended
	6/30/2007	6/30/2006	% Change	6/30/2007	6/30/2006	% Change

Revenue (2)	$58,513	$54,475	7.4%	$56,828	$51,233	10.9%
Operating expenses	13,532	11,307	19.7%	13,532	11,307	19.7%
Revenue less operating expenses	$44,981	$43,168	4.2%	$43,296	$39,926	8.4%

	GAAP Basis (1)			Cash Basis (1)
	Six Months Ended			Six Months Ended
	6/30/2007	6/30/2006	% Change	6/30/2007	6/30/2006	% Change

Revenue (2)	$111,958	$105,309	6.3%	$109,140	$100,666	8.4%
Operating expenses	26,394	22,456	17.5%	26,394	22,456	17.5%
Revenue less operating expenses	$85,564	$82,853	3.3%	$82,746	$78,210	5.8%

NOTE:  This summary represents operating data for all properties that were owned and fully operating for the entire periods presented (the “Second Quarter Same Properties”) for the Quarter periods and (the “Six Months Same Properties”) for the Six Month periods.  Same Property Occupancy for the quarters ended June 30, 2007 and 2006 was 93.8% and 93.3%, respectively.  Same Property Occupancy for the six months ended June 30, 2007 and 2006 was 94.0% and 94.5%, respectively.  Properties under redevelopment are excluded from same property results.

(1)

Revenue less operating expenses computed under GAAP is total revenue associated with the Second Quarter Same Properties and Six Months Same Properties, as applicable, (excluding lease termination fees, if any) less property operating expenses. Under GAAP, rental revenue is recognized on a straight-line basis over the respective lease terms. Revenue less operating expenses on a cash basis is total revenue associated with the Second Quarter Same Properties and Six Months Same Properties, as applicable (excluding lease termination fees, if any) less property operating expenses, adjusted to exclude the effect of straight-line rent adjustments required by GAAP. Straight-line rent adjustments for the quarters ended June 30, 2007 and 2006 for the Second Quarter Same Properties were $1,685,000 and $3,242,000, respectively. Straight-line rent adjustments for the six months ended June 30, 2007 and 2006 for the Six Months Same Properties were $2,818,000 and $4,643,000, respectively. We believe that revenue less operating expenses on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

(2)

Fees received from tenants in connection with termination of their leases, if any, are excluded from revenue in the Summary of Same Property Comparisons. As of June 30, 2007, approximately 89% of our leases (on a square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes and insurance, common area and other operating expenses, including increases thereto. In addition, as of June 30, 2007, approximately 4% of our leases (on a square footage basis) required the tenants to pay a majority of operating expenses.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Properties

(Dollars in thousands)

	June 30, 2007							March 31, 2007

	Number of	Rentable Square Feet			Annualized	Occupancy		Occupancy
	Properties	Operating	Redevelopment	Total	Base Rent (1)	Percentage (1)(2)		Percentage (3)
Markets
California - Los Angeles Metro	2	31,343	29,660	61,003	$696	70.8%		70.8%
California - San Diego	27	1,063,687	247,849	1,311,536	27,419	89.9%		90.4%
California - San Francisco Bay	22	1,574,285	30,238	1,604,523	51,231	96.7%		96.2%
Eastern Massachusetts	37	2,735,398	281,809	3,017,207	95,859	95.7%		95.2%
International - Canada	4	296,362	46,032	342,394	6,415	100.0%		100.0%
New Jersey/Suburban Philadelphia	8	443,349	-	443,349	8,999	96.6%		96.6%
Southeast	12	596,172	62,234	658,406	10,147	86.2%	(4)	84.3%	(4)
Suburban Washington D.C.	31	2,420,334	79,536	2,499,870	47,936	90.4%		90.1%
Washington - Seattle	12	843,824	35,427	879,251	26,445	93.7%		95.1%
Total Properties (Continuing Operations)	155	10,004,754	812,785	10,817,539	$275,147	93.3%		93.1%

(1)	Excludes spaces at properties totaling 812,785 square feet undergoing a permanent change in use to office/laboratory space through redevelopment.
(2)

Including spaces undergoing a permanent change in use to office/laboratory space through redevelopment, occupancy as of June 30, 2007 was 86.3%. See page 16 for additional information on our redevelopment program.

(3)

Excludes spaces at properties totaling 830,255 square feet undergoing a permanent change in use to office/laboratory space through redevelopment. Including spaces undergoing a permanent change in use to office/laboratory space through redevelopment, occupancy as of March 31, 2007 was 85.7%. See page 16 for additional information on our redevelopment program.

(4)	Substantially all of the vacant space is office or warehouse space.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

For the Quarter Ended June 30, 2007

						TI’s/Lease
					Rental	Commissions	Average
	Number	Square	Expiring	New	Rate	Per	Lease
	of Leases	Footage	Rates	Rates	Changes	Square Foot	Terms
Leasing Activity
Lease Expirations
Cash Basis	42	358,146	$25.47	-	-	-	-
GAAP Basis	42	358,146	$25.34	-	-	-	-

Renewed/Releasable Space Leased
Cash Basis	12	150,601	$33.86	$34.97	3.3%	$4.64	4.7 years
GAAP Basis	12	150,601	$32.29	$34.05	5.5%	$4.64	4.7 years

Redeveloped/Developed/ Vacant Space Leased
Cash Basis	26	183,907	-	$36.05	-	$5.98	5.0 years
GAAP Basis	26	183,907	-	$38.29	-	$5.98	5.0 years

Month-to-Month Leases In Effect
Cash Basis	21	69,111	$23.24	$23.32	-	-	-
GAAP Basis	21	69,111	$23.22	$23.32	-	-	-

Leasing Activity Summary
Excluding Month-to-Month Leases
Cash Basis	38	334,508	-	$35.56	-	$5.38	4.9 years
GAAP Basis	38	334,508	-	$36.38	-	$5.38	4.9 years

Including Month-to-Month Leases
Cash Basis	59	403,619	-	$33.47	-	-	-
GAAP Basis	59	403,619	-	$34.15	-	-	-

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

For the Six Months Ended June 30, 2007

						TI’s/Lease
					Rental	Commissions	Average
	Number	Square	Expiring	New	Rate	Per	Lease
	of Leases	Footage	Rates	Rates	Changes	Square Foot	Terms
Leasing Activity
Lease Expirations
Cash Basis	81	1,050,259	$23.84	-	-	-	-
GAAP Basis	81	1,050,259	$26.57	-	-	-	-

Renewed/Releasable Space Leased
Cash Basis	36	495,238	$27.55	$29.22	6.1%	$5.02	4.0 years
GAAP Basis	36	495,238	$27.10	$29.37	8.4%	$5.02	4.0 years

Redeveloped/Developed/ Vacant Space Leased
Cash Basis	43	300,379	-	$34.14	-	$6.28	4.7 years
GAAP Basis	43	300,379	-	$35.78	-	$6.28	4.7 years

Month-to-Month Leases In Effect
Cash Basis	21	69,111	$22.18	$23.32	-	-	-
GAAP Basis	21	69,111	$22.15	$23.32	-	-	-

Leasing Activity Summary
Excluding Month-to-Month Leases
Cash Basis	79	795,617	-	$31.08	-	$5.49	4.3 years
GAAP Basis	79	795,617	-	$31.79	-	$5.49	4.3 years

Including Month-to-Month Leases
Cash Basis	100	864,728	-	$30.46	-	-	-
GAAP Basis	100	864,728	-	$31.11	-	-	-

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Lease Expirations

June 30, 2007

		Square	Percentage of	Annualized Base Rent
Year of Lease	Number of	Footage of	Aggregate	of Expiring Leases
Expiration	Leases Expiring	Expiring Leases	Leased Square Feet	(per square foot)

2007	51 (1)	410,231	4.4%	$26.66
2008	46	829,357	8.9%	$27.19
2009	55	710,657	7.6%	$22.82
2010	41	1,010,063	10.8%	$27.35
2011	49	1,374,152	14.7%	$27.82

	Square Footage of Expiring Leases
Markets	2007		2008

California - Los Angeles Metro	-		4,006
California - San Diego	88,439		100,478
California - San Francisco Bay	87,441		262,462
Eastern Massachusetts	105,481		196,432
International - Canada	-		-
New Jersey/Suburban Philadelphia	-		40,000
Southeast	17,374		21,300
Suburban Washington D.C.	76,810		69,408
Washington - Seattle	34,686		135,271

Total	410,231	(1)	829,357

(1)  Includes month-to-month leases for approximately 69,000 square feet.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Additions and Dispositions of Properties

For the Quarter Ended June 30, 2007

(Dollars in thousands)

	Acquisition	Month of	Rentable
Markets	Amount	Acquisition	Square Feet

Additions to Operating Properties:

Eastern Massachusetts	$6,500	May	58,280

Additions to Properties Under Redevelopment:

International – Canada	6,400	May	46,032

Total additions to Operating Properties/Properties Under Redevelopment:	$12,900		104,312

	Acquisition	Month of	Developable
Markets	Amount	Acquisition	Square Footage

Additions of Land:

California - San Francisco Bay	$4,472	May	50,000

	Disposition	Month of	Rentable
Markets	Amount	Disposition	Square Feet

Dispositions:

California - San Francisco Bay	$12,500	April	58,400

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Square Footage Undergoing Redevelopment
June 30, 2007

				Square Footage
	Placed	Estimated	Estimated	Undergoing
	in	In-Service	Investment	Redevelopment/
Markets/Submarkets	Redevelopment	Dates	Per Square Foot	Total Property	Status

California - Los Angeles Metro	2006	2008	$80-100	29,660/29,660	Construction

California - San Diego/Torrey Pines (1)	2004	2009	$100-120	87,140/87,140	Redesign/Construction (Entitlements Recently Completed)

California - San Diego/Torrey Pines	2006	2009	$80-100	43,600/43,600	Redesign

California - San Diego/Sorrento	2006	2008	$70-80	30,147/30,147	Redesign/Demolition

California - San Diego/Torrey Pines	2007	2009	$80-100	86,962/86,962	Redesign

California - San Francisco Bay/Peninsula	2007	2008	$80-100	30,238/82,712	Construction

Eastern Massachusetts/Cambridge	2007	2009	$70-80	113,045/113,045	Redesign

Eastern Massachusetts/Cambridge	2006	2008	$120-175	155,090/155,090	Construction

Eastern Massachusetts/Suburban	2006	2008	$100-120	13,674/82,330	Construction

International - Canada	2007	2008	$140-160	46,032/46,032	Entitlements/Redesign

Southeast/Florida	2006	2008	$80-100	45,841/45,841	Construction

Southeast/Research Triangle Park	2007	2008	$100-120	16,393/77,395	Design

Suburban Washington DC/Shady Grove	2007	2008	$70-80	10,170/60,495	Construction

Suburban Washington DC/Shady Grove	2007	2009	$70-80	69,366/125,004	Redesign/Construction

Washington - Seattle/First Hill	2006	2007	$70-80	35,427/164,345	Construction

				812,785/1,229,798

Our redevelopment program involves ongoing activities necessary for the permanent change of use of applicable redevelopment space to office/laboratory space. Spaces currently built out with laboratory improvements are generally not placed into our value-add redevelopment program. As required under GAAP, interest and other costs directly related and essential to the project are capitalized on redevelopment properties on the basis allocable only to that portion of space undergoing redevelopment. In addition to properties undergoing redevelopment, as of June 30, 2007 our asset base contained imbedded opportunities for future permanent change of use to office/laboratory space through redevelopment aggregating approximately 1,476,000 rentable square feet. See Summary of Imbedded Future Development and Redevelopment Square Footage on page 18.

(1)

This project also includes site work and a multi-story below and above ground parking structure to support both the existing building undergoing redevelopment (for which entitlements have just been received) and an additional building targeted for development in the future.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Undergoing Ground-Up Development
June 30, 2007

Markets/Submarkets	Building Descriptions	Construction Start Dates	Estimated In-Service Dates	Estimated Investment Per Square Foot (1)	Rentable Square Footage		Status

California - San Francisco Bay/ Mission Bay	One Multi-tenant Bldg.	2005	2007	$300-350	154,000		Construction

California - San Francisco Bay/ So. San Francisco	Two Bldgs, Single or Multi-tenant	2006	2009	$300-350	162,000		Construction

California - San Francisco Bay/ So. San Francisco	One Single or Multi-tenant Bldg.	2006	2009	$300-350	135,000		Construction

New York - New York City/ New York City	Two Multi-tenant Bldgs.	2007	2009/2010/2011	$500	725,000	(2)	Site Work

Total Properties Undergoing Ground-Up Development (1)					1,176,000

In accordance with Statement of Financial Accounting Standards No. 34, “Capitalization of Interest Cost” (“SFAS 34”) and Statement of Financial Accounting Standards No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects” (“SFAS 67”), we are required to capitalize direct construction, including pre-construction costs, interest, property taxes, insurance and other costs directly related and essential to the construction of a project while activities are ongoing to prepare an asset for its intended use. Pre-construction costs include costs related to the development of plans and the process of obtaining entitlements and permits from government authorities. Costs incurred after a project is substantially complete and ready for its intended use are expensed as incurred. Should development, redevelopment or construction activity cease, construction costs, including interest, would no longer be eligible for capitalization, under SFAS 34 and SFAS 67, and would be expensed as incurred.

(1)	Our aggregate construction costs to date approximate $144 per developable square foot. Amounts exclude our investment per square foot in land.
(2)	In addition, we have the right to develop an additional parcel with approximately 442,000 square feet. This square footage is not included in the imbedded developable square footage shown on page 18.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Imbedded Future Development and Redevelopment Square Footage
June 30, 2007

	Imbedded Future Development
Markets	Development/ Pre-construction Square Footage (1)	Total Imbedded Development Square Footage		Imbedded Future Redevelopment Square Footage	Total

California - San Diego	435,000	443,000		118,000	561,000

California - San Francisco Bay/Mission Bay	1,994,000	2,544,000		-	2,544,000

California - San Francisco Bay/ So. San Francisco	849,000	970,000		100,000	1,070,000

Eastern Massachusetts	674,000	899,000		345,000	1,244,000

International - China	275,000	275,000		-	275,000

Suburban Washington D.C.	494,000	856,000		520,000	1,376,000

Washington - Seattle	280,000	421,000		146,000	567,000

Other	-	400,000		247,000	647,000

Total	5,001,000	6,808,000	(2)	1,476,000	8,284,000

The imbedded future development and redevelopment square footage shown above represents future ground-up development projects and future redevelopment (permanent change in use of applicable space to office/laboratory space) projects. A significant portion of our imbedded future development square footage is in the development/pre-construction phase (entitlement, permitting, design, etc.). See discussion on SFAS 34 and SFAS 67 on page 17. The exact date of physical construction will depend on successful completion of development/pre-construction activities and management’s assessment of overall market conditions. As required under GAAP, direct construction, interest, property taxes, insurance and other costs directly related and essential to the development/pre-construction, or construction of a project, is mandated to be capitalized during pre-construction when activities are ongoing to bring these assets to their intended use.

(1)	Development/pre-construction square footage is included in Imbedded Future Development-Total Imbedded Development Square Footage shown above.
(2)	In addition, we have the right to develop an additional parcel with approximately 442,000 square feet. This square footage is not included in the imbedded developable square footage shown above.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Capital Costs
For the Six Months Ended June 30, 2007

(In thousands)

Property-related capital expenditures (1)	$695

Leasing costs (2)	$121

Property-related redevelopment costs (3)	$81,416

Property-related development costs (3)	$163,992

(1)

Property-related capital expenditures include all major capital and recurring capital expenditures except capital expenditures that are recoverable from tenants, revenue-enhancing capital expenditures, or costs related to the redevelopment of a property. Major capital expenditures consist of roof replacements and HVAC systems which are typically identified and considered at the time the property is acquired. Capital expenditures fluctuate in any given period due to the nature, extent or timing of improvements required and the extent to which they are recoverable from tenants. Approximately 91% of our leases (based on rentable square feet) provide for the recapture of certain capital expenditures (such as HVAC systems maintenance and/or replacement, roof replacement and parking lot resurfacing). In addition, we implement an active preventative maintenance program at each of our properties to minimize capital expenditures.

(2)	Leasing costs consist of tenant improvements and leasing commissions related to leasing of acquired vacant space and second generation space.

(3)	Amount includes leasing costs related to development and redevelopment projects.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Conference Call Information

For the Second Quarter Ended June 30, 2007

Alexandria Real Estate Equities, Inc. will be hosting a conference call to discuss its operating and financial results for the second quarter and six months ended June 30, 2007:

Date:	August 3, 2007

Time:	2:00 P.M. Eastern Daylight Time/11:00 A.M. Pacific Daylight Time

Phone Number:	(719) 457-2679

Confirmation Code:	4231330